FOR IMMEDIATE RELEASE

Contact: Brian Keogh 425-453-9400

ESTERLINE PROMOTES BRAD LAWRENCE

TO CHIEF EXECUTIVE OFFICER

BELLEVUE, Wash., September 14, 2009 — Esterline Corporation (NYSE: ESL www.esterline.com), a leading specialty manufacturer serving primarily aerospace and defense markets, today announced that the company’s president, R. Bradley “Brad” Lawrence, 62, has been elected to the Board of Directors and named Chief Executive Officer, effective November 1, 2009. Lawrence succeeds Robert W. Cremin as CEO. Cremin has been with the company for 33 years and will continue to serve as a non-executive Chairman of the Board of Directors through early 2011.

“Brad has the knowledge and proven leadership to take Esterline to the next level,” Cremin said. “With more than 40 years of manufacturing and technology experience under his belt, I’m confident he can get the job done.”

Lawrence was named President and Chief Operating Officer of the company earlier this year. He has served as an Esterline Group Vice President since 2007, directly overseeing more than a dozen Esterline business units as the company’s growth accelerated. Prior to that, he spent five years as President of Esterline’s Advanced Input operation and also managed Esterline’s Interface Technologies business platform, which encompasses three technology companies. Lawrence brings more than 40 years of technology and manufacturing experience to his new position.

Prior to joining Esterline, Lawrence held management and executive positions in sales, marketing and operations with Rockwell International, Paccar, Conductive Rubber Technology, Flow International and PRI Automation. He holds a Bachelor’s degree in Business Administration from Pennsylvania State University and an Executive MBA from the University of Pittsburgh’s Graduate School of Business.

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About Esterline

Esterline is a leading worldwide supplier to the aerospace and defense industry specializing in three core areas: Advanced Materials, Avionics & Controls and Sensors & Systems. With annual sales of $1.5 billion, Esterline employs nearly 10,000 people, including 1,500 engineers worldwide. The Sensors & Systems segment includes operations that produce high-precision temperature and pressure sensors, electrical power distribution equipment, and other related systems principally for aerospace and defense customers. Operations within the Advanced Materials segment focus on technologies including high-temperature-resistant materials and components used for a wide range of military and commercial aerospace purposes, and combustible ordnance and electronic warfare countermeasure products. Operations within the Avionics & Controls segment focus on technology interface systems for commercial and military aircraft and similar devices for land- and sea-based military vehicles, secure communications systems, specialized medical equipment, and other high-end industrial applications.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.